Unaudited Pro Forma Condensed Consolidated Financial Information

On August 26, 2020 (the “Distribution Date”), SunPower Corporation (“SunPower” or the “Company”) completed the previously announced spin-off (the “Spin-Off”) of Maxeon Solar Technologies, Ltd. (“Maxeon Solar”), a Singapore public company limited by shares. The Spin-Off was completed by way of a pro rata distribution of all of the then-issued and outstanding ordinary shares, no par value, of Maxeon Solar (the “Maxeon Solar shares”) to holders of record of SunPower’s common stock (the “Distribution”) as of the close of business on August 17, 2020.

Immediately after the Distribution, Maxeon Solar and Tianjin Zhonghuan Semiconductor Co., Ltd., a PRC joint stock limited company (“TZS”), completed the previously announced transaction in which Zhonghuan Singapore Investment and Development Pte. Ltd., a Singapore private limited company (“ZSID”) and an affiliate of TZS, purchased from Maxeon Solar, for $298.0 million, 8,915,692 additional Maxeon Solar shares (the “TZS Investment”), representing approximately 28.848% of the outstanding Maxeon Solar shares after giving effect to the Spin-Off and the TZS Investment.

In connection with the Spin-Off, and as contemplated by the Separation and Distribution Agreement entered into by Maxeon Solar and SunPower, SunPower entered into certain agreements with Maxeon Solar, including each of the following:

• a Tax Matters Agreement;
• an Employee Matters Agreement;
• a Transition Services Agreement;
• a Supply Agreement;
• a Back-to-Back Agreement;
• a Brand Framework Agreement;
• a Cross-License Agreement; and
• a Collaboration Agreement (collectively, the “Ancillary Agreements”).

The descriptions included below of the Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreement, Supply Agreement, Back-to-Back Agreement, Brand Framework Agreement, Cross-License Agreement and Collaboration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to the Current Report on Form 8-K filed on August 27, 2020.

Beginning in the third quarter of 2020, Maxeon Solar’s historical financial results for periods prior to the Distribution will be reflected in SunPower’s consolidated financial statements as discontinued operations. The unaudited condensed consolidated financial statements included in this Exhibit 99.1 are derived from SunPower’s consolidated financial statements and are adjusted to reflect the Spin-Off. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following historical financial statements and the accompanying notes prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”):

• the historical unaudited condensed consolidated financial statements of SunPower as of and for the six months ended June 28, 2020 contained in our Quarterly Report on Form 10-Q;
• the historical audited consolidated financial statements of SunPower as of and for the years ended December 29, 2019, December 30, 2018 and December 31, 2017 contained in our Annual Report on Form 10-K; and
• the historical audited combined financial statements of Maxeon Solar as of and for the years ended December 29, 2019 and December 30, 2018 contained in Maxeon Solar’s Registration Statement on Form 20-F.

The historical financial information has been adjusted to give pro forma effect to events that are (i) related and/or directly attributable to the Spin-Off, (ii) factually supportable, and (iii) with respect to the pro forma statement of operations, are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X for illustrative purposes only and is based upon currently available information and preliminary estimates and assumptions that we believe to be reasonable under the circumstances. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position would have been had the Spin-Off and the investment occurred on the dates indicated nor do they purport to project the results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions or any anticipated operating efficiencies or cost savings that may result from the Spin-Off.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED BALANCE SHEET
AS OF JUNE 28, 2020
(In thousands)

	(a) Previously Reported	(b) Maxeon Separation	Pro forma Adjustments		SunPower Corporation
Assets
Current assets:
Cash and cash equivalents	$235,307	$(37,628)	$(12,372)	(c)	$—
	—	—	100,000	(d)	—
	—	—	25,000	(e)	—
	—	—	20,000	(f)	330,307
Restricted cash and cash equivalents, current portion	30,631	—	(20,000)	(f)	10,631
Restricted short-term marketable securities	6,322	(6,322)	—		—
Accounts receivable, net	157,132	(86,578)	—		70,554
Contract assets	105,221	—	—		105,221
Inventories	360,416	(187,042)	—		173,374
Advances to suppliers, current portion	108,464	(108,464)	—		—
Project assets - plants and land, current portion	24,567	—	—		24,567
Prepaid expenses and other current assets	84,718	(36,820)	6,748	(g)	54,646
Total current assets	1,112,778	(462,854)	119,376		769,300

Restricted cash and cash equivalents, net of current portion	8,420	—	—		8,420
Property, plant and equipment, net	299,644	(260,855)	1,327	(h)	40,116
Operating lease right-of-use assets	56,849	(17,486)	7,804	(h)	47,167
Solar power systems leased and to be leased, net	52,441	—	—		52,441
Advances to suppliers, net of current portion	889	(889)	—		—
Other intangible assets, net	3,280	(1,794)	1,187	(i)	2,673
Other long-term assets	404,222	(51,677)	—		352,545
Total assets	$1,938,523	$(795,555)	$129,694		$1,272,662

Liabilities and Equity
Current liabilities:
Accounts payable	$357,046	$(222,392)	$—		$134,654
Accrued liabilities	188,113	(92,572)	4,752	(g)	—
	—	—	1,389	(j)
	—	—	18,000	(k)	119,682
Operating lease liabilities, current portion	11,833	(2,612)	553	(h)	9,774
Contract liabilities, current portion	88,265	(31,219)	—		57,046
Short-term debt	128,643	(45,571)	—		83,072
Convertible debt, current portion	309,228	—	—		309,228
Total current liabilities	1,083,128	(394,366)	24,694		713,456

Long-term debt	92,676	(1,213)	—		91,463
Convertible debt	421,822	—	—		421,822

Operating lease liabilities, net of current portion	51,073	(17,107)	8,609	(h)	42,575
Contract liabilities, net of current portion	61,782	(32,091)	—		29,691
Other long-term liabilities	186,737	(42,456)	—		144,281
Total liabilities	1,897,218	(487,233)	33,303		1,443,288

Equity:
Common stock	170	—	—		170
Additional paid-in capital	2,674,379	—	—		2,674,379
Net parent investment	—	(307,876)	307,876	(l)	—
Accumulated deficit	(2,431,732)	—	(12,372)	(c)(l)	—
	—	—	1,187	(i)(l)	—
	—	—	100,000	(d)(l)	—
	—	—	(30)	(h)(l)	—
	—	—	(1,389)	(j)(l)	—
	—	—	1,995	(g)(l)	—
	—	—	(18,000)	(k)	—
	—	—	25,000	(e)(l)	—
	—	—	(307,876)	(l)	(2,643,217)
Accumulated other comprehensive loss	(10,365)	5,913	—		(4,452)
Treasury stock, at cost	(200,796)	—	—		(200,796)
Total stockholders' equity	31,656	(301,963)	96,391		(173,916)
Noncontrolling interests in subsidiaries	9,649	(6,359)	—		3,290
Total equity	41,305	(308,322)	96,391		(170,626)
Total liabilities and equity	$1,938,523	$(795,555)	$129,694		$1,272,662

See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR SIX MONTHS ENDED JUNE 28, 2020
(In thousands)

	(a) Previously Reported	(b) Maxeon Separation	Pro forma Adjustments		SunPower Corporation
Revenue:
Solar power systems, components, and other	$791,588	$(516,933)	$124,281	(c)	$398,936
Residential leasing	2,653	—	—		2,653
Solar services	7,863	—	—		7,863
	802,104	(516,933)	124,281		409,452
Cost of revenue:
Solar power systems, components, and other	738,186	(521,725)	124,281	(c)	—
	—	—	170	(d)	—
	—	—	3,560	(e)	344,472
Residential leasing	2,513	—	—		2,513
Solar services	2,359	—	—		2,359
	743,058	(521,725)	128,011		349,344
Gross profit (loss)	59,046	4,792	(3,730)		60,108
Operating expenses:
Research and development	27,973	(15,612)	—		12,361
Sales, general and administrative	121,925	(45,118)	330	(d)	—
	—	—	1,906	(f)	—
	—	—	(9,054)	(g)	69,989
Restructuring charges	2,835	—	—		2,835
Impairment of residential lease assets	(133)	—	—		(133)
Gain on business divestiture	(10,458)	—	—		(10,458)
Total operating expenses	142,142	(60,730)	(6,818)		74,594
Operating (loss) income	(83,096)	65,522	3,088		(14,486)
Other income (expense), net:
Interest expense	(20,742)	12,223	(9,125)	(h)	—
	—	—	(177)	(i)	(17,821)
Other, net	125,679	(3,457)	—		122,222
Other income (expense), net	104,937	8,766	(9,302)		104,401
Income (loss) before income taxes and equity in losses of unconsolidated investees	21,841	74,288	(6,214)		89,915
Provision for income taxes	(4,937)	2,347	(18,000)	(j)	(20,590)
Equity in income (losses) of unconsolidated investees	(644)	644	—		—
Net income (loss)	16,260	77,279	(24,214)		69,325
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	1,687	1,055	—		2,742
Net income (loss) attributable to stockholders	$17,947	$78,334	$(24,214)		$72,067

Net income per share attributable to stockholders:
Basic	$0.11				$0.43
Diluted	$0.10				$0.42
Weighted-average shares
Basic	169,413				169,413
Diluted	170,971				170,971
See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 29, 2019
(In thousands)

	(a) Previously Reported	(b) Maxeon Separation	Pro forma Adjustments		SunPower Corporation
Revenue:
Solar power systems, components, and other	$1,835,149	$(1,668,316)	$470,015	(c)	$636,848
Residential leasing	10,405	—	—		10,405
Solar services	18,671	—	—		18,671
	1,864,225	(1,668,316)	470,015		665,924
Cost of revenue:
Solar power systems, components, and other	1,722,871	(1,670,625)	470,015	(c)	—
	—	—	572	(d)	—
	—	—	7,120	(e)	529,953
Residential leasing	7,345	—	—		7,345
Solar services	8,104	—	—		8,104
	1,738,320	(1,670,625)	477,707		545,402
Gross profit (loss)	125,905	2,309	(7,692)		120,522
Operating expenses:
Research and development	67,515	(36,997)	—		30,518
Sales, general and administrative	260,443	(96,857)	2,082	(d)	—
	—	—	18,803	(f)	—
	—	—	(23,567)	(g)	160,904
Restructuring charges	14,110	517	—		14,627
Impairment of residential lease assets	25,352	—	—		25,352
Gain on business divestitures	(143,400)	—	—		(143,400)
Total operating expenses	224,020	(133,337)	(2,682)		88,001
Operating profit (loss)	(98,115)	135,646	(5,010)		32,521
Other income (expense), net:
Interest expense	(53,353)	25,831	(19,485)	(h)	—
	—	—	(177)	(i)	—
	—	—	(1,955)	(k)	(49,139)
Other, net	177,436	1,961	—		179,397
Other expense, net	124,083	27,792	(21,617)		130,258
Income (loss) before income taxes and equity in losses of unconsolidated investees	25,968	163,438	(12,918)		176,488
Provision for income taxes	(26,631)	10,122	(6,000)	(m)	(22,509)
Equity in income (losses) of unconsolidated investees	(7,058)	5,342	—		(1,716)
Net income (loss)	(7,721)	178,902	(18,918)		152,263
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	29,880	4,157	—		34,037
Net income (loss) attributable to stockholders	$22,159	$183,059	$(18,918)		$186,300

Net income per share attributable to stockholders:
Basic	$0.15				$1.29
Diluted	$0.15				$1.26
Weighted-average shares:
Basic	144,796				144,796
Diluted	147,525				147,525
See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2018
(In thousands)

	(a) Previously Reported	(b) Maxeon Separation	Pro forma Adjustments		SunPower Corporation
Revenue:
Solar power systems, components, and other	$1,453,876	$(1,300,852)	$388,539	(c)	$541,563
Residential leasing	272,209	—	—		272,209
	1,726,085	(1,300,852)	388,539		813,772
Cost of revenue:
Solar power systems, components, and other	1,843,150	(1,396,013)	388,539	(c)	—
	—	—	1,254	(d)	—
	—	—	7,120	(e)	844,050
Impairment of manufacturing assets	—	(354,768)	1,186	(l)	(353,582)
Residential leasing	180,016	—	—		180,016
	2,023,166	(1,750,781)	398,099		670,484
Gross profit (loss)	(297,081)	449,929	(9,560)		143,288
Operating expenses:
Research and development	81,705	(50,031)	12,486	(l)	—
	—	—	5,080	(d)	49,240
Sales, general and administrative	260,111	(82,041)	3,097	(d)	—
	—	—	10	(l)	—
	—	—	29,104	(f)	210,281
Restructuring charges	17,497	(7,766)	—		9,731
Impairment of residential lease assets	251,984	—	—		251,984
Gain on business divestitures	(59,347)	—	—		(59,347)
Total operating expenses	551,950	(139,838)	49,777		461,889
Operating profit (loss)	(849,031)	589,767	(59,337)		(318,601)
Other income (expense), net:
Interest expense	(108,011)	25,889	(19,485)	(h)	—
	—	—	(125)	(i)	—
	—	—	(6,656)	(k)	(108,388)
Other, net	58,371	(13,469)	—		44,902
Other expense, net	(49,640)	12,420	(26,266)		(63,486)
Income (loss) before income taxes and equity in losses of unconsolidated investees	(898,671)	602,187	(85,603)		(382,087)
Provision for income taxes	(1,010)	(1,050)	—		(2,060)
Equity in income (losses) of unconsolidated investees	(17,815)	2,943	—		(14,872)
Net income (loss)	(917,496)	604,080	(85,603)		(399,019)
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	106,405	(266)	—		106,139
Net income (loss) attributable to stockholders	$(811,091)	$603,814	$(85,603)		$(292,880)

Basic and diluted net loss per share attributable to stockholders	$(5.76)				$(2.08)

Basic and diluted weighted-average shares	140,825				140,825
See accompanying notes to unaudited pro forma condensed consolidated financial information.

SUNPOWER CORPORATION
UNAUDITED PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017
(In thousands)

	(a) Previously Reported	(b) Maxeon Separation	Pro forma Adjustments		SunPower Corporation
Revenue:
Solar power systems, components, and other	$1,594,941	$(1,449,692)	$466,949	(c)	$612,198
Residential leasing	199,106	—	—		199,106
	1,794,047	(1,449,692)	466,949		811,304
Cost of revenue:
Solar power systems, components, and other	1,678,400	(1,537,708)	466,949	(c)	—
	—	—	1,325	(d)	—
	—	—	7,120	(e)	616,086
Residential leasing	134,292	—	—		134,292
	1,812,692	(1,537,708)	475,394		750,378
Gross profit (loss)	(18,645)	88,016	(8,445)		60,926
Operating expenses:
Research and development	82,247	(41,446)	—		40,801
Sales, general and administrative	278,645	(67,606)	3,745	(d)	—
	—	—	27,850	(f)	242,634
Restructuring charges	21,045	(2,052)	—		18,993
Impairment of residential lease assets	624,335	—	—		624,335
Gain on business divestitures	—	—	—		—
Total operating expenses	1,006,272	(111,104)	31,595		926,763
Operating profit (loss)	(1,024,917)	199,120	(40,040)		(865,837)
Other income (expense), net:
Interest expense	(90,288)	12,286	(19,485)	(h)	—
	—	—	(125)	(i)	—
	—	—	(6,656)	(k)	(104,268)
Other, net	(85,545)	(973)	—		(86,518)
Other expense, net	(175,833)	11,313	(26,266)		(190,786)
Income (loss) before income taxes and equity in losses of unconsolidated investees	(1,200,750)	210,433	(66,306)		(1,056,623)
Provision for income taxes	3,944	9,196	—		13,140
Equity in income (losses) of unconsolidated investees	25,938	(23,271)	—		2,667
Net income (loss)	(1,170,868)	196,358	(66,306)		(1,040,816)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	241,747	59	—		241,806
Net income (loss) attributable to stockholders	$(929,121)	$196,417	$(66,306)		$(799,010)

Basic and diluted net loss per share attributable to stockholders	$(6.67)				$(5.73)

Basic and diluted weighted-average shares	139,370				139,370

See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information present SunPower’s pro forma financial position and results of operations after giving effect to the Spin-Off. The pro forma adjustments that are directly attributable to the Spin-Off comprising of adjustments for the discontinued operations as well as other known and quantifiable items resulting from the Spin-Off, are reflected in the pro forma condensed consolidated statements of operations for the most recent annual and subsequent interim period, i.e., for the year ended December 29, 2019 and the for the six months ended June 28, 2020, respectively. The pro forma condensed consolidated statements of operations for the earlier annual periods only contain adjustments for the discontinued operations.

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information for the six months ended June 28, 2020 and years ended December 29, 2019, December 30, 2018, and December 31, 2017 include corporate overhead costs of approximately $1.9 million, $18.8 million, $29.1 million, and $27.9 million, respectively, previously allocated to the historical combined statement of operations of Maxeon Solar that do not meet the definition of expenses related to discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”). A significant portion of these corporate overhead costs relate to executive management, finance, legal, information technology, and other shared services functions and are reflected in SunPower’s pro forma income (loss) from continuing operations. The interest expense is associated with interest bearing liabilities that will remain primary obligations of SunPower subsequent to the Spin-Off and are also reflected in SunPower’s pro forma income (loss) from continuing operations. The unaudited pro forma condensed consolidated financial information also include adjustments related to assets and liabilities included in the historical combined balance sheet of Maxeon Solar as of June 28, 2020 that will remain with SunPower after the Spin-Off in order to reflect the anticipated continuing operations of SunPower.

The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

2. Adjustments and Assumptions to the Pro Forma Condensed Consolidated Balance Sheet as of June 28, 2020

(a) Represents SunPower’s historical unaudited condensed consolidated balance sheet as of June 28, 2020.

(b) Represents the historical condensed combined balance sheet of Maxeon Solar as of June 28, 2020.

(c) Represents an adjustment to transfer cash to Maxeon Solar so that its cash balance would equal an amount no less than $50.0 million following the Spin-Off and immediately prior to the TZS investment in accordance with the Investment Agreement.

(d) Prior to the Spin-Off, a Maxeon Solar subsidiary issued a promissory note for a principal amount of $100.0 million to SunPower in exchange for intellectual property necessary for the operation of the Maxeon Business. The promissory note, which was contractually negotiated by SunPower and Maxeon Solar, is to be repaid with a combination of cash on hand and funds received in connection with the Spin-Off, with such repayment conditioned upon effectiveness of the Spin-Off and receipt of the TZS contribution. The pro forma adjustments reflect the transfer to Maxeon Solar from SunPower of this internally developed technology at a carryover basis of zero, for non-U.S. federal income tax purposes, and the corresponding cash outflow by Maxeon Solar to repay the promissory note. The $100.0 million cash outflow for the transfer of internally developed technology at a carryover basis of zero effectively results in a $100.0 million net parent distribution. The transaction represents a transaction between entities under common control and as such the carrying value of the intellectual property transferred is not intended to be reflective of fair value.

(e) As part of the Separation and Distribution Agreement, SunPower is entitled to reimbursement for up to $25.0 million for transaction expenses incurred in connection with the Spin-Off. This adjustment represents the expected reimbursement from Maxeon Solar to SunPower of $25.0 million.

(f) Relates to reclassification of cash from restricted to unrestricted upon release of termination fees deposited in an escrow account in accordance with the Investment Agreement.

(g) The Separation and Distribution Agreement requires that all receivables, payables and loans between Maxeon Solar and SunPower be settled prior to the Spin-Off. The Pro Forma Adjustments reflect the impact of these amounts upon settlement.

(h) Represents an adjustment to add back fixed assets, operating right-of-use assets, and operating lease liabilities held by legal entities included in the historical condensed combined balance sheet of Maxeon Solar that will remain with SunPower after the Spin-Off.

(i) Represents an adjustment to add back intellectual property intangible assets held by legal entities included in the historical condensed combined balance sheet of Maxeon Solar that will remain with SunPower and will be licensed to Maxeon Solar after the Spin-Off.

(j) Represents an adjustment to add back contingent liabilities incurred prior to the Spin-Off for legal claims and litigation involving the historical Maxeon Solar business that will be retained by SunPower after the Spin-Off.

(k) Income tax effects expected to remain with SunPower subsequent to the Spin-Off primarily relate to profits in foreign and state jurisdictions that are not included in the historical combined financial statements of Maxeon Solar. Income tax effects associated with the historical combined financial statements of Maxeon Solar are not expected to remain with SunPower subsequent to the planned Spin-Off. The pro forma adjustment includes the California income taxes payable following the Spin-Off as a result of California Assembly Bill (“AB 85”) which was signed in June 2020. AB 85 suspends the use of California net operating loss deductions and limits maximum business incentive tax credit utilization starting with tax years beginning on or after January 1, 2020 through December 31, 2022. Accordingly, the pro forma adjustment gives effect to the estimated tax payable under AB 85 as if the Spin-Off occurred on January 1, 2020. The pro forma also includes the estimated tax payable related to the distribution of non-US subsidiaries earnings from the reorganization steps to complete the Spin-Off as if the Spin-Off occurred at the beginning of the fiscal year ended December 29, 2019. The payable was included in the six months ended June 28, 2020 when the Spin-Off was consummated.

(l) Represents an adjustment to eliminate net parent investment and effect SunPower’s distribution of Maxeon Solar in the Spin-Off.

3. Adjustments and Assumptions to the Pro Forma Condensed Consolidated Statement of Operations for the six the months ended June 28, 2020, years ended December 29, 2019, December 30, 2018, and December 31, 2017

(a) Represents SunPower’s unaudited historical Statement of Operations for the six months ended June 28, 2020, and years ended December 29, 2019, December 30, 2018, and December 31, 2017.

(b) Represents historical combined Statement of Operations of Maxeon Solar for the six months ended June 28, 2020 and years ended December 29, 2019, December 30, 2018, and December 31, 2017. For years ended December 29, 2019 and December 30, 2018, all amounts are from the audited consolidated financial statements of Maxeon Solar included in Form 20-F filed with the Securities and Exchange Commission ("SEC").

(c) Represents an adjustment for inter-segment revenues and cost of revenues recognized between SunPower and Maxeon Solar to reflect SunPower's standalone business.

(d) Represents an adjustment to add back depreciation expenses related to fixed assets held by legal entities included in the historical combined statement of operations of Maxeon Solar that will remain with SunPower after the Spin-Off.

(e) Represents an adjustment to add back amortization expense related to intellectual property intangible assets held by legal entities included in the historical combined statement of operations of Maxeon Solar that will remain with SunPower and will be licensed to Maxeon Solar after the spin-off. No pro forma adjustments have been made for the licensing agreement as there is no additional licensing fee to be incurred.

(f) Represents an adjustment to add back corporate overhead costs allocated to Maxeon Solar that do not meet the definition of expenses related to discontinued operations. This amount is reduced by the estimated amount we will charge Maxeon Solar for transition services in accordance with the Transition Services Agreement for the six months ended June 28, 2020 and the year ended December 29, 2019.

(g) Represents an adjustment to remove the incurred direct and incremental transaction costs related to the Spin-Off recorded in SunPower’s historical statement of operations.

(h) Represents an adjustment to add back interest expense and debt issuance cost amortization allocated to Maxeon Solar associated with debt that will remain a primary obligation of SunPower subsequent to the Spin-Off. This amount does not include the effect of additional interest expense associated with total borrowings of up to $325.0 million expected to be incurred by Maxeon Solar subsequent to the Spin-Off, not included in historical Maxeon Solar combined financial statements.

(i) The Separation and Distribution Agreement requires that all receivables, payables and loans between Maxeon Solar and SunPower be settled prior to the Spin-Off. The pro forma adjustments reflect interest expense incurred associated with these intercompany loans that is included in the Maxeon Solar historical combined statement of operations and will not recur in future.

(j) Income tax effects expected to remain with SunPower subsequent to the Spin-Off primarily relate to profits in foreign and state jurisdictions that are not included in the historical combined financial statements of Maxeon Solar. Income tax effects associated with the historical combined financial statements of Maxeon Solar are not expected to remain with SunPower subsequent to the planned Spin-Off. The pro forma adjustment includes the California income taxes payable following the Spin-Off as a result of California Assembly Bill (“AB 85”) which was signed in June 2020. AB 85 suspends the use of California net operating loss deductions and limits maximum business incentive tax credit utilization starting with tax years beginning on or after January 1, 2020 through December 31, 2022. Accordingly, the pro forma adjustment gives effect to the estimated tax provision under AB 85 as if the Spin-Off occurred on January 1, 2020. The pro forma also includes the estimated tax provision related to the distribution of non-US subsidiaries earnings from the reorganization steps to complete the Spin-Off as if the Spin-Off occurred at the beginning of the fiscal year ended December 29, 2019.

(k) Represents an adjustment to add back the non-cash accretion charge recognized by Maxeon Solar related to the acquisition of the AUO SunPower Sdn. Bhd. corporate joint venture in fiscal 2016.

(l) Represents an adjustment to add back impairment charges recognized in SunPower’s historical consolidated statement of operations related to fixed assets held by legal entities included in the historical combined statement of operations of Maxeon Solar that will remain with SunPower after the Spin-Off.

(m) Income tax effects expected to remain with SunPower subsequent to the Spin-Off primarily relate to profits in foreign and state jurisdictions that are not included in the historical combined financial statements of Maxeon Solar. Income tax effects associated with the historical combined financial statements of Maxeon Solar are not expected to remain with SunPower subsequent to the planned Spin-Off. The pro forma adjustment includes the estimated tax provision related to the distribution of non-US subsidiaries earnings from the reorganization steps to complete the Spin-Off as if the Spin-Off occurred at the beginning of the fiscal year ended December 29, 2019.